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Exhibit 21.1

Subsidiaries of the Company

LWM Corporation (formerly LiveWire Mobile, Inc.)
1 Monarch Drive
Suite 203
Littleton, MA 01460

NMS Communications Europe Ltd.
200 Brook Drive
Green Park
Reading, Berkshire RG2 6UB—UK

NMS Communications Europe S.A.S.
Immeuble Pericles
144, Avenue Roger Salengro
92370 Chaville, France

NMS Communications International, Inc.
1 Monarch Drive
Suite 203
Littleton, MA 01460

NMS Communications Securities Corporation
1 Monarch Drive
Suite 203
Littleton, MA 01460

Openera Technologies, Inc.
1 Monarch Drive
Suite 203
Littleton, MA 01460

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  Exhibit 21.1